Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated March 26, 2004 (except for Note 11, as to which the date is July 22, 2004), in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-115205) and related Prospectus of PRN Corporation filed with the Securities and Exchange Commission on or about July 22, 2004.

/s/    Ernst & Young LLP

San Francisco, California

July 22, 2004